UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 3, 2008

Dixie Lee International Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-91484	98-0363723
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation)		Identification No.)

7 Snow Road, Napanee, Ontario, Canada K7R 0A2
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code    (613) 354-7999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Silvester, the Company’s Executive Vice President and director, resigned, effective July 7, 2008 as a result of a dispute concerning money owed to him by a related corporation. The amount requested by Mr. Silvester relates to his sale of shares of Dixie Lee Food Systems Ltd. Mr. Silvester still remains employed as an Operations Manager for the company.

Item 8.01	Other Events

In regards to Item 5.02 the resignation of Mr. Silvester, it is managements opinion that no amounts are currently owing to Mr. Silvester and that this difference of opinion will be resolved in due course.

Exhibit 10.1                                Letters of Resignation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIXIE LEE INTERNATIONAL
INDUSTRIES, INC.
By: /s/ Joseph Murano, President